================================================================================

                       FACILITY AGREEMENT PROVIDING FOR A
                                  US$36,000,000
                      CONVERTIBLE LETTER OF CREDIT FACILITY

                             TO BE MADE AVAILABLE TO
                                 OMI CORPORATION

                                       BY
                      CHRISTIANIA BANK OG KREDITKASSE ASA,
                       acting through its New York branch,
                  as Arranger, Administrative Agent and Issuer,

                              DEN NORSKE BANK ASA,
                       acting through its New York branch,
                       as Arranger and Syndication Agent,

                           MEESPIERSON CAPITAL CORP.,
                         as Arranger and Security Agent,

                    and the Banks and Financial Institutions
                       identified on Schedule 1, as Banks

================================================================================

                             as of February 4, 2000
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                                    CONTENTS

                                                                            PAGE

1.    DEFINITIONS..............................................................1

   1.1  Specific Definitions...................................................1

   1.2  Computations of Time Periods; Other Definitional Provisions...........17

   1.3  Accounting Terms......................................................17

   1.4  Certain Matter Regarding Materiality..................................17

   1.5  Forms of Documents....................................................17

2.    REPRESENTATIONS AND WARRANTIES..........................................18

   2.1  Representations and Warranties........................................18

3.    THE LETTER OF CREDIT....................................................22

   3.1  Issuance of the Letter of Credit......................................22

   3.2  Several Obligations; Drawing..........................................22

   3.3  Reimbursement Obligation..............................................23

   3.4  Fees..................................................................23

4.    conversion of facility..................................................23

5.    CONDITIONS..............................................................24

   5.1  Conditions Precedent to Issuance of Letter of Credit..................24
        (a) Corporate Authority...............................................24
        (b) The Vessels.......................................................25
        (c) The Note..........................................................25
        (d) Subordinated Guarantor Documents..................................25
        (e) Mega I Assignment.................................................26
        (f) Intercreditor Agreement...........................................26
        (g) Facility A/Facility B.............................................26
        (h) Subordinated Guarantor Solvency...................................26
        (i) Environmental Claims..............................................26
        (j) Fees..............................................................26
        (k) Accounts..........................................................26
        (l) Vessel Liens......................................................26
        (m) Approved Business Plan............................................26
        (n) Charters; Pooling Agreements......................................26
        (o) Legal Opinions....................................................27

   5.2  Further Conditions Precedent..........................................27

   5.3  Breakfunding Costs....................................................27

   5.4  Satisfaction after Issuance or Conversion.............................27

6.    REPAYMENT AND PREPAYMENT OF LOAN........................................27


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

   6.1  Repayment.............................................................27

   6.2  Voluntary Prepayment; no re-borrowing.................................28

   6.3  Mandatory Prepayment; Sale or Loss of Vessel..........................28

   6.4  Demand Conversion.....................................................28

   6.5  Interest and Costs with Prepayments...................................28

7.    INTEREST AND RATE.......................................................29

   7.1  Applicable Rate.......................................................29

   7.2  Default Rate..........................................................29

   7.3  Interest Periods......................................................29

   7.4  Interest Payments.....................................................29

8.    PAYMENTS................................................................29

   8.1  Place of Payments, No Set Off.........................................29

   8.2  Tax Credits...........................................................30

   8.3  Computations; Banking Days.  (a)......................................30

9.    EVENTS OF DEFAULT.......................................................30

   9.1  Events of Default.....................................................30

   9.2  Indemnification.......................................................33

   9.3  Application of Moneys.................................................33

10.   COVENANTS...............................................................33

   10.1 Affirmative Covenants.................................................33

   10.2 Negative Covenants....................................................37
        (a) Liens.............................................................37

   10.3 Subsidiary Negative Covenants.........................................40

   10.4 Vessel Valuations.....................................................40

   10.5 Asset Maintenance.....................................................40
        (a) If at any time....................................................40
        (b) 41

   10.6 Inspection and Survey Reports.........................................41

11.   ASSIGNMENT..............................................................41

12.   ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.......................41

   12.1 Illegality............................................................41

   12.2 Increased Costs.......................................................42

   12.3 Nonavailability of Funds..............................................43

   12.4 Bank's Certificate Conclusive.........................................43

   12.5 Compensation for Losses...............................................43

13.   CURRENCY INDEMNITY......................................................43


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

   13.1 Currency Conversion...................................................43

   13.2 Change in Exchange Rate...............................................43

   13.3 Additional Debt Due...................................................44

   13.4 Rate of Exchange......................................................44

14.   FEES AND EXPENSES.......................................................44

   14.1 Fees..................................................................44

   14.2 Expenses..............................................................44

15.   APPLICABLE LAW, JURISDICTION AND WAIVER.................................44

   15.1 Applicable Law........................................................44

   15.2 Jurisdiction..........................................................44

   15.3 WAIVER OF JURY TRIAL..................................................45

16.   THE AGENTS..............................................................45

   16.1 Appointment of Agents.................................................45

   16.2 Security Agent as Trustee.............................................45

   16.3 Distribution of Payments..............................................45

   16.4 Holder of Interest in Note............................................46

   16.5 No Duty to Examine, Etc...............................................46

   16.6 Agents as Banks.......................................................46

   16.7 Acts of the Agents....................................................46

   16.8 Certain Amendments....................................................47

   16.9 Assumption re Event of Default........................................47

   16.10 Limitations of Liability.............................................47

   16.11 Indemnification of the Agents........................................48

   16.12 Consultation with Counsel............................................48

   16.13 Resignation..........................................................48

   16.14 Representations of Banks.............................................48

   16.15 Notification of Event of Default.....................................49

17.   NOTICES AND DEMANDS.....................................................49

   17.1 Notices...............................................................49

18.   MISCELLANEOUS...........................................................49

   18.1 Time of Essence.......................................................49

   18.2 Unenforceable, etc., Provisions - Effect..............................49

   18.3 References............................................................50

   18.4 Further Assurances....................................................50

   18.5 Prior Agreements, Merger..............................................50

   18.6 Entire Agreement; Amendments..........................................50

   18.7 Indemnification.......................................................50

   18.8 Release of Designated Vessel Owner Guaranty...........................51

   18.9 Headings..............................................................51

SCHEDULE

1   The Banks and the Commitments
2   OMI and Affiliates
3   The Facility A Vessels
4   The Facility B Vessels
5   Disclosure

EXHIBITS

A   Form of Letter of Credit
B   Form of Note
C   Form of Guaranty
D   Form of Mortgage
E   Form of Earnings Assignment
F   Form of Insurances Assignment
G   Form of Assignment and Assumption Agreement
H   Form of Compliance Certificate
I   Form of Interest Notice
J   Form of Mega I Assignment

                               FACILITY AGREEMENT

            THIS FACILITY AGREEMENT is made as of the 4th day of February, 2000, by and among (1) OMI CORPORATION, a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Borrower"), (2) the banks and financial institutions listed on Schedule 1 (together with any bank or financial institution which becomes a party hereto pursuant to Article 10, the "Banks"),
(3) CHRISTIANIA BANK OG KREDITKASSE ASA, acting through its New York branch ("CBK"), as Administrative Agent for the Banks (in such capacity, the "Administrative Agent"), and letter of credit issuer for the Banks (in such capacity, the "Issuer") and as arranger, (4) DEN NORSKE BANK ASA, acting through its New York branch ("DnB"), as syndication agent (in such capacity, the "Syndication Agent") and as arranger, and (5) MEESPIERSON CAPITAL CORP. ("MeesPierson"), as arranger (in such capacity, together with CBK and DnB as arrangers, the "Arrangers") and as security agent for the Banks (in such capacity, the "Security Agent" and, together with the Administrative Agent and the Syndication Agent, (the "Agents").

                                WITNESSETH THAT:

            WHEREAS, at the request of the Borrower, the Arrangers have arranged for the Agents to serve in their respective capacities under the terms of this Agreement and for the Issuer, on behalf of the Banks, to issue a letter of credit in the stated amount of US$36,000,000 to the Facility A Security Agent (as defined below), as agent for the Facility A Lenders (as defined below);

            NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1. DEFINITIONS

1.1 Specific Definitions. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"      means Deloitte & Touche LLP, or such other
                                  recognized international accounting firm as shall be approved by the Administrative Agent, such approval not to be unreasonably withheld;

"Affiliate"                       means with respect to any Person, any other
                                  Person directly or indirectly controlled by or under common control with such Person. For the purposes of this definition, "control"
                                  (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise; for purposes of Section
                                  9.1(f), "Affiliate" shall also include each of Alliance Chartering LLC, International Product
                                  Carriers

                                  Limited, Geraldton Navigation Company
                                  Incorporated, Amazon Transport, Inc. and Hayes Navigation Co. Pte. Ltd. unless and until the Borrower's direct or indirect interest in and to such company has ceased;

"Agreement"                       means this Agreement, as the same shall be
                                  amended, modified or supplemented from time to time;

"Applicable Rate"                 means any rate of interest applicable to the
                                  Loan from time to time pursuant to Section
                                  7.1;

"Approved Business Plan"          means a detailed business plan for reducing
                                  leverage and increasing liquidity, in form and in substance satisfactory to the Agents, specifying, among other things, the Planned
                                  Reduction Dates and Planned Reduction Amounts;

"Assigned Moneys"                 means sums assigned to or received by any
                                  Agent pursuant to any Security Document;

"Assignment and Assumption        means the Assignment and Assumption
Agreement(s)"                     Agreement(s) executed pursuant to Section 11
                                  substantially in the form set out in Exhibit
                                  G;

"Assignment Notices"              means

                                  (i)      notices with respect to the
                                           Earnings Assignments, substantially
                                           in the form of Exhibit 1 thereto;

                                  (ii)     notices with respect to the
                                           Insurances Assignments in the form
                                           of Exhibit 3 thereto; and

                                  (iii)    notice with respect to the Mega I
                                           Assignment in the form of Exhibit 1
                                           thereto;

"Assignments"                     means the Earnings Assignments and the
                                  Insurance Assignments;

"Availability Period"             means the period commencing the date hereof
                                  and ending February 29, 2000;

"Banking Day(s)"                  means day(s) on which banks are open for the
                                  transaction of business in London, England, Hong Kong, Frankfurt, Germany and New York,
                                  New York;

"Capital Expenditures"            means all capital expenditures except for (i)
                                  normal maintenance of Vessels and other
                                  properties and (ii) Permitted Drydocking
                                  Costs;

"Cash Equivalents"                means (i) securities issued or directly and
                                  fully guaranteed or insured by the United
                                  States of America or any agency or
                                  instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), and (ii) time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction having capital and surplus in excess of $500,000,000, and rated at least A or the equivalent thereof by Standard & Poor's Rating
                                  Services in respect of both (i) and (ii) above, in each case having maturities of not more than ninety (90) days from the date of acquisition;

"Change of Control"               means (a) any "person" (as such term is used
                                  in Sections 13(d) and 14(d) of the Exchange
                                  Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
                                  Act), directly or indirectly, of more than 35% of the total voting power of the Borrower or
                                  (b) the Board of Directors of the Borrower ceases to consist of a majority of the directors existing on the Date of Issuance or directors nominated by at least two-thirds
                                  (2/3) of the then existing directors;

"Classification Society"          shall mean a member of the International
                                  Association of Classification Societies with whom the Vessels are entered and who conducted periodic physical surveys and/or inspections of the Vessels;

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

"Collateral"                      means, all property or other assets, real or
                                  personal, tangible or intangible, whether now owned or hereafter acquired in which any Agent or Bank has been granted a security interest pursuant to a Security Document;

"Columbia Lease"                  means that certain charter agreement dated as
                                  of June 30, 1999 made by and between Sea Trade
                                  Limited, as owner, and Columbia Shipping, as charterer, in respect of the Marshall
                                  Islands-registered suezmax tanker COLUMBIA, official number 1272;

"Columbia Shipping"               means Columbia Shipping LLC, a limited
                                  liability company organized under the laws of the Republic of the Marshall Islands;

"Commitment(s)"                   means in relation to a Bank, the portion of
                                  the Stated Amount or the Loan, as the case may be, set out opposite its name in Schedule 1 or, as the case may be, in any relevant Assignment and Assumption Agreement;

"Compliance Certificate"          means a certificate certifying the compliance
                                  by the Borrower with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the chief financial officer of the Borrower to the Administrative Agent from time to time pursuant to Section 10.1(d) in the form set out in Exhibit H, or in such other form as the Administrative Agent may agree;

"Consolidated Net Worth"          means, at any time, shareholders equity
                                  (excluding treasury stock) of the Borrower on a consolidated basis determined in accordance with GAAP;

"Construction Contract"           means that certain contract dated November 10,
                                  1997 between Mega Tankers Newbuilding AS and the Shipyard as novated in favor of Loire pursuant to an Assignment and Novation
                                  Agreement dated November 24, 1999 and to be novated further in favor of Laurel, providing for the construction of the MEGA I;

"Conversion Date"                 means the date on which the Reimbursement
                                  Obligations are converted into the Loan
                                  pursuant to Section 4;

"Conversion"                      means the conversion of the Reimbursement
                                  Obligations into the Loan pursuant to Section
                                  4;

"Date of Issuance"                means the date, being a Banking Day during the
                                  Availability Period, on which the Letter of Credit is issued pursuant to Section 3.1;

"Default Rate"                    shall have the meaning ascribed thereto in
                                  Section 7.2;

"Designated Indebtedness"         means Indebtedness that is

                                  (i)      incurred by the Designated Vessel
                                           Owner to finance the Designated
                                           Vessel Acquisition,

                                  (ii)     non-recourse to the Borrower and
                                           the Borrower's Subsidiaries (other
                                           than the Designated Vessel Owner),

                                  and

                                  (iii)    in an amount not exceeding $30.0
                                           million;

"Demand Notice"                   shall have the meaning ascribed thereto in
                                  Section 3.2;

"Designated Subsidiary"           means (i) during the term of the Columbia
                                  Lease, Columbia Shipping, (ii) while the
                                  Designated Indebtedness is
                                  outstanding, the Designated Vessel Owner, and
                                  (iii) any Subsidiary of the Borrower (A) which is not a Guarantor or a Guarantor, (B) which has total assets of $1,000 or less, (C) which is not engaged in any financing that is recourse to the Borrower or any other
                                  Subsidiary of the Borrower, (D) in respect of which the Borrower has requested that the Administrative Agent permit such Subsidiary's designation as a Designated Subsidiary, and
                                  (E) in respect of which the Administrative
                                  Agent had consented in writing to such
                                  designation;

"Designated Vessel"               means the MEGA I or the SOYANG, whichever
                                  thereof is designated by the Borrower by written notice to the Administrative Agent as the vessel to be financed on a non-recourse basis in accordance with the terms and conditions herein provided;

"Designated Vessel                means the acquisition of the Designated Vessel
Acquisition"                      by the Designated Vessel Owner, occurring not
                                  later than June 30, 2000, or such other date as may be agreed by the Administrative Agent;

"Designated Vessel Conditions"    means, upon or prior to the Designated Vessel
                                  Acquisition,

                                  (i)      the Borrower having received not
                                           less than $18.0 million net cash
                                           proceeds from the issuance of
                                           equity securities of the Borrower
                                           after the Date of Issuance;

                                  (ii)     in the event the Designated Vessel
                                           is the SOYANG, the Borrower (and
                                           its Subsidiaries on a consolidated
                                           basis) not having contributed more
                                           than the amount of the SOYANG
                                           Investment to the Designated Vessel
                                           Acquisition;

                                  (iii)    the Borrower (and its Subsidiaries
                                           on a consolidated basis) not having
                                           incurred any Indebtedness other
                                           than the Designated Vessel
                                           Indebtedness to finance the
                                           Designated Vessel Acquisition;

                                  (iv)     the Designated Vessel being
                                           accepted for service under a time
                                           charter of not less than twelve
                                           (12) months duration at a rate of
                                           hire sufficient to pay reasonably
                                           anticipated operating expenses and
                                           to amortize (on a level-debt
                                           service basis), on a maximum
                                           15-years profile, all Indebtedness
                                           incurred to finance the Designated
                                           Vessel Acquisition for the duration
                                           of such time charter;

                                  (v)      true and complete copies of all
                                           contracts, agreements or other
                                           documents entered into by the
                                           Borrower or any Subsidiary in
                                           connection with the Designated
                                           Vessel Acquisition being delivered
                                           to and approved by the
                                           Administrative Agent;

                                  (vi)     not later than ten (10) Banking
                                           Days prior to the date of the
                                           Designated Vessel Acquisition, the
                                           Borrower having delivered to the
                                           Administration Agent a Compliance
                                           Certificate as of such date and
                                           after considering the effect of the
                                           Designated Vessel Acquisition; and

                                  (vii)    immediately prior to the Designated
                                           Vessel Acquisition, the Designated
                                           Vessel owner has total assets of
                                           less that $500,000 and has no
                                           Subsidiaries;

"Designated Vessel Owner"         means the Subsidiary which is the owner of the
                                  Designated Vessel;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Dollars" and the sign "$"        means the legal currency, at any relevant time
                                  hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York
                                  Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Administrative Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Earnings Assignments"            means the second priority assignments in
                                  respect of the earnings of each Vessel (other than the SETTEBELLO) from any and all sources, to be executed by the relevant Guarantor in favor of the Security Agent pursuant to
                                  Section 5.1(d), substantially in the form of Exhibit E;

"EBITDA" means, with respect to any Person for any period, operating income, plus depreciation, amortization and other non-cash charges, but excluding any gains or losses on vessel sales, any writedown amounts, or any impairment reserves;

"Environmental Affiliate"         means any person or entity, the liability of
                                  which for Environmental Claims any Security
                                  Party or Subsidiary of any Security Party may have assumed by contract or operation of law;

"Environmental Approvals"         shall have the meaning ascribed thereto in
                                  Section 2.1(o);

"Environmental Claim(s)"          shall have the meaning ascribed thereto in
                                  Section 2.1(o);

"Environmental Laws"              shall have the meaning ascribed thereto in
                                  Section 2.1(o);

"ERISA Affiliate"                 means a trade or business (whether or not
                                  incorporated) which is under common control with the Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the Code;

"ERISA"                           means the Employment Retirement Income
                                  Security Act of 1974, as amended;

"Event(s) of Default"             means any of the events set out in Section
                                  9.1;

"Exchange Act"                    means the Securities and Exchange Act of 1934,
                                  as amended;

"Expiration Date"                 means the Banking Day which immediately
                                  precedes the date which is the three month anniversary of the Date of Issuance;

"Facility A"                      means the loan facility in the principal
                                  amount of up to $218,000,000 to be made
                                  available to the Borrower pursuant to the Facility A Loan Agreement;

"Facility A Administrative        means CBK, in its capacity as administrative
Agent"                            agent for the Facility A Lenders;

"Facility A Agents"               means the Facility A Administrative Agent, the
                                  Facility A Syndication Agent and the Facility
                                  A Security Agent;

"Facility A Guaranty"             means the guaranty made by each of the
                                  guarantors of the obligations of the Borrower under the Facility A Loan Agreement;

"Facility A Lenders"              means the banks and financial institutions
                                  identified in Schedule 1 to the Facility A
                                  Loan Agreement, each in its capacity as a Lender pursuant to the Facility A Loan
                                  Agreement;

"Facility A Loan Agreement"       means the loan agreement to be dated on or
                                  about the date hereof made by and among, inter alios, the Borrower, as borrower, and the Facility A Lenders, as Lenders, pursuant to which the Facility A Lenders will make
                                  Facility A available to the Borrower for the purpose of refinancing existing indebtedness secured by the Facility A Vessels;

"Facility A Mortgages"            means the first preferred Marshall Island or
                                  Liberian ship
                                  mortgages on the Facility A Vessels, to
                                  be executed by the relevant Guarantor in favor of the Facility A Security Agent pursuant to the Facility A Loan Agreement;

"Facility A Pledge Agreement"     means any pledge agreement executed by the
                                  Borrower in favor of the Facility A Security
                                  Agent pursuant to the Facility A Loan
                                  Agreement and pursuant to which the Borrower pledges shares, limited liability company interests or other equity interests in any Guarantor;

"Facility A Security Agent"       means MeesPierson, in its capacity as security
                                  agent for the Facility A Lenders;

"Facility A Security              means the Security Documents as defined in the
Documents"                        Facility A Loan Agreement;

"Facility A Syndication Agent"    means DnB, in its capacity as syndication
                                  agent for the Facility A Lenders;

"Facility A Vessels"              means, as of the date of this Agreement, the
                                  vessels identified on Schedule 3, and
                                  thereafter shall also mean any vessel
                                  mortgaged to the Facility A Security Agent pursuant to the terms of the Facility A Loan
                                  Agreement;

"Facility B Administrative        means CBK, in its capacity as administrative
Agent"                            agent for the Facility B Lenders;

"Facility B Agents"               means the Facility B Administrative Agent, the
                                  Facility B Syndication Agent and the Facility
                                  B Security Agent;

"Facility B Guaranty"             means the guaranty made by each of the
                                  guarantors of the obligations of the Borrower under the Facility B Loan Agreement;

"Facility B Lenders"              means the banks and financial institutions
                                  identified in Schedule 1 to the Facility B
                                  Loan Agreement, each in its capacity as a Lender pursuant to the Facility B Loan
                                  Agreement;

"Facility B Loan Agreement"       means the loan agreement to be dated on or
                                  about the date hereof made by and among, inter alios, the Borrower, as borrower, and the Facility B Lenders, as Banks, pursuant to which the Facility B Lenders will make
                                  Facility B available to the Borrower for the purpose of refinancing existing indebtedness secured by the Facility B Vessels;

"Facility B Mortgages"            means the first preferred or Liberian ship
                                  mortgages on the Facility B Vessels and the third preferred Marshall Islands or Liberian ship mortgages on the Facility A Vessels, to be executed by the relevant Guarantor in favor of the Facility B Security Agent pursuant to the Facility B Loan Agreement;

"Facility B Pledge Agreement"     means any pledge agreement executed by the
                                  Borrower in favor of the Facility B Security
                                  Agent pursuant to the Facility B Loan
                                  Agreement and pursuant to which the Borrower pledges shares, limited liability company interests or other equity interests in any Guarantor;

"Facility B Security Agent"       means MeesPierson, in its capacity as security
                                  agent for the Facility B Lenders;

"Facility B Security              means the Security Documents as defined in the
Documents"                        Facility B Loan Agreement;

"Facility B Syndication Agent"    means DnB, in its capacity as syndication
                                  agent for the Facility B Lenders;

"Facility B Vessels"              means, as of the date of this Agreement, the
                                  vessels identified on Schedule 4, and
                                  thereafter shall also mean any vessel
                                  mortgaged on a first priority basis to the Facility B Security Agent pursuant to the terms of the Facility B Loan Agreement;

"Fair Market Value"               means, in respect of any vessel, means the
                                  average of three charter-free appraisals of such vessel from independent ship brokers approved by the Administrative Agent, no such appraisal to be dated more than thirty (30) days prior to the date on which such appraisal is required pursuant to this Agreement unless the Administrative Agent consents in writing
                                  (on each occasion) to the use of an older appraisal;

"Fee Letter"                      means the letter dated the date hereof and
                                  entered into by the Borrower, the Arrangers and the Agents in respect of the fees referred to therein;

"Final Payment Date"              means the date that is three years after the
                                  Date of Issuance;

"Funded Debt"                     shall mean on a consolidated basis for the
                                  Borrower (without duplication), the sum of (i) all Indebtedness of the Borrower (on a consolidated basis), (ii) all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations which in accordance with GAAP would be shown on the liability side of the balance sheet,
                                  (iii) all net obligations under Interest Rate
                                  Agreements, and (iv) all guarantees of
                                  non-consolidated entity obligations;

                                  provided, however, that balance sheet accruals for future drydock expenses shall not be classified as Funded Debt;

"GAAP"                            shall have the meaning ascribed thereto in
                                  Section 1.3;

"Guarantor(s)"                    means, as of the date of this Agreement, each
                                  of the companies listed in Schedule 2 as Guarantors (including the SETTEBELLO
                                  Guarantor) and thereafter shall also mean such companies as may execute a Guaranty pursuant to Section 9.1(t) or otherwise;

"Guaranty(ies)"                   means the guaranty to be executed by each
                                  Guarantor in respect of the obligations of the Borrower under and in connection with this Agreement and the Note in favor of the Security Agent pursuant to Section 4.l(d), and any guaranty executed thereafter pursuant to
                                  Section 9.1(t) or otherwise, each
                                  substantially in the form of Exhibit B;

"Indebtedness"                    means, with respect to any Person at any date
                                  of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases,
                                  (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables;

"Initial Payment Date"            means the date which is six months after the
                                  Date of Issuance;

"Insurances Assignments"          means the second priority assignments in
                                  respect of the insurances over the Vessels
                                  (other than the SETTEBELLO), to be executed by the relevant Guarantor in favor of the Security Agent pursuant to Section 5.1(d), substantially in the form of Exhibit F;

"Intercreditor Agreement"         means the intercreditor agreement dated on or
                                  about the date hereof entered into by and among the Agents, the Facility A Agents and the Facility B Agents;

"Interest Expense"                means for any period, all interest charges,
                                  including the interest component of
                                  capitalized leases;

"Interest Notice"                 means a notice from the Borrower to the
                                  Administrative Agent specifying the duration of any relevant Interest Period, each substantially in the form of Exhibit I;

"Interest Period(s)"              means period(s) of one, three or six months
                                  selected by the Borrower or, in the Banks' discretion, such other period(s) as may be agreed;

"Interest Rate Agreements"        means any interest rate protection agreement,
                                  interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary hereafter;

"Investment"                      means any direct or indirect advance, loan or
                                  other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock (or other equity interest), Indebtedness or other similar instruments;

"ISM Code"                        means the International Safety Management Code
                                  for the Safe Operating of Ships and for
                                  Pollution Prevention constituted pursuant to
                                  Resolution A.741(18) of the International
                                  Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"Laurel" means Laurel Shipping LLC, a Marshall Islands limited liability company;

"Letter of Credit"                means the irrevocable letter of credit in the
                                  stated amount of $36,000,000, to be issued by the Issuer, on behalf of the Banks, to the Facility A Security Agent pursuant to this
                                  Agreement, substantially in the form of
                                  Exhibit A;

"LIBOR" means the rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for a period equivalent to the relevant Interest Period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)), provided that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the Administrative Agent by each of the Reference Banks at the request of the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

"Loan" means the amount of the Borrower's Reimbursement Obligations hereunder as pursuant to Section 4, or the balance thereof from time to time outstanding;

"Loire" means Loire Shipping LLC, a Delaware limited liability company;

"Majority Banks"                  at any time means Banks holding an aggregate
                                  of more then 50% of the Reimbursement
                                  Obligations or Loan, as the case may be, then outstanding;

"Margin" means four percent (4%) per annum for the first six (6) months following the Date of Issuance, six percent (6%) per annum for the following six (6) months and eight percent (8%) thereafter; provided, however, that if the Loan is prepaid by at least Eight Million Dollars ($8,000,000) within six months of the Date of Issuance each increase in the Margin shall be deferred by six months; provided, further, that if, and for so long as, the amounts outstanding in respect of Facility A and this Facility are equal to or less than seventy percent (70%) of the Fair Market Value of the Facility A Vessels, the Margin shall remain at, or reduce to, as the case may be, four percent (4%) (for the subsequent Interest Period and each Interest Period thereafter during which such ratio is maintained);

"Material Adverse Effect"         means a material adverse effect on (i) the
                                  ability of the Borrower to repay the Loan or the Reimbursement Obligations, as the case may be, or perform any of its obligations hereunder or under the Note, (ii) the ability of any Security Party to perform its obligations under any Security Documents or
                                  (iii) the business, property, assets,
                                  liabilities, operations, condition (financial or otherwise) or prospects of the Borrower and the other Security Parties taken as a whole;

"Materials of Environmental       shall have the meaning ascribed thereto in
Concern"                          Section 2.1(o);

"MEGA I" means Hyundai Hull No. 1173 under construction by the Shipyard;

"Mega I Assignment"               means the assignment by Loire and Laurel of
                                  the Construction Contract to the Security
                                  Agent pursuant to Section 5.1(e) to be
                                  substantially in the form set out in Exhibit
                                  J;

"Mortgages"                       means the second preferred ship mortgages on
                                  each of the Vessels (other than the
                                  SETTEBELLO), to be executed by the relevant
                                  Guarantor in favor of the Security Agent (as trustee for the Banks) substantially in the form of

                                  Exhibit D;

"Multiemployer Plan"              means, at any time, a "multiemployer plan" as
                                  defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the three preceding plan years made or accrued an obligation to make contributions;

"Multiple Employer Plan"          means, at any time, an employee benefit plan,
                                  other than a Multiemployer Plan, subject to Title IV or ERISA, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan;

"Note" means the promissory note to be executed by the Borrower to the order of the Security Agent and delivered thereto pursuant to
                                  Section 5.1(c), to evidence the Loan if and when made, substantially in the form of Exhibit B;

"Operator"                        means, in respect of any Vessel, the Person
                                  who is concerned with the operation of such Vessel and falls within the definition of "Company" set out in rule 1.1.2 of the ISM
                                  Code;

"PBGC"                            means the Pension Benefit Guaranty
                                  Corporation;

"Permitted Drydocking Costs"      means (i) in respect of any one Vessel, $2.0
                                  million in any calendar year, and (ii) in respect of all Vessels on an aggregated basis, $5.0 million in any calendar year, expended for drydocking costs;

"Person" means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Plan" means any employee benefit plan (other than a Multiemployer Plan or a Multiple Employer
                                  Plan) covered
                                  by Title IV of ERISA;

"Prime Rate"                      means, from time to time, the rate of interest
                                  publicly announced by the Administrative Agent in New York City, New York, as its prime rate;

"Reference Banks"                 means Den norske Bank ASA, Christiania Bank og
                                  Kreditkasse ASA and MeesPierson N.V.;

"Reimbursement Obligations"       means the obligations of the Borrower then
                                  outstanding and unpaid to reimburse the Banks pursuant to Section 3.3 for the amounts paid by the Issuer on behalf of the Banks in respect of all drawings or other payments made under or pursuant to the Letter of Credit;

"Required Percentage"             shall have the meaning set forth for such term
                                  in Section 10.5;

"Restricted Payments"             shall have the meaning attributed thereto in
                                  Section 10.2(j);

"Security Documents"              means the Subordinated Guaranties, the
                                  Mortgages, the Assignments and any other documents that may be executed as security for the Reimbursement Obligations or the Loan and the Borrower's obligations in connection therewith;

"Security Party(ies)"             means the Borrower, and each of the
                                  Guarantors;

"SETTEBELLO Guarantor"            means Laurel Shipping LLC, a limited liability
                                  company organized under the laws of the
                                  Republic of the Marshall Islands;

"SETTEBELLO Owner"                means Amazon Transport, Inc., a corporation
                                  organized under the laws of the Republic of Liberia;

"Shipyard"                        means Hyundai Heavy Industries Co. Ltd of
                                  Ulsan, South Korea, and Hyundai Corporation of
                                  Seoul, South Korea, collectively;

"SMC" means the safety management certificate issued in respect of a Vessel in accordance with rule 13 of the ISM code;

"SOYANG Investment"               means the contribution by the Borrower (and
                                  its Subsidiaries on a consolidated basis) of not more than $10.0 million of cash or Cash
                                  Equivalents (in addition to contributions made prior to the date of this Agreement) to the acquisition of the SOYANG, made no earlier than the date of acquisition thereof or three
                                  (3) days prior thereto as
                                  required by the construction contract for the SOYANG;

"SOYANG Subsidiary"               means Soyang Shipping LLC, a limited liability
                                  company organized under the laws of the
                                  Republic of the Marshall Islands;

"SOYANG" means Daewoo Hull No. 5152, currently under construction by Daewoo Heavy Industries Ltd., South Korea;

"Stated Amount"                   means thirty-six million United States Dollars
                                  ($36,000,000);

"Subsidiaries"                    means, with respect to any Person, any
                                  business entity of which more than 50% of the outstanding voting stock is owned directly or indirectly by such Person and one or more other Subsidiaries of such Person;

"Taxes" means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of each Bank imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Bank (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the Subsidiaries);

"Termination Event"               means (i) a "reportable event," as defined in
                                  Section 403 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which it was a "substantial employer," as defined in
                                  Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA
                                  Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (iii) the filing of a notice of intent to terminate a Plan under Section 4041of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA,
                                  (iv) the institution of proceedings to
                                  terminate a Plan or a Multiemployer Plan, or
                                  (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

"Total Capitalization"            shall mean the sum of (i) Funded Debt, plus
                                  (ii) Consolidated Net Worth;

"Total Loss"                      shall have the meaning ascribed thereto in the
                                  Mortgages;

"Vessels"                         means the vessels listed in Schedules 3 and 4,
                                  registered in the ownership of the relevant
                                  Guarantor as set forth in Schedule 2;

"Withdrawal Liabilities"          shall have the meaning given to such term
                                  under Part 1 of Subtitle E of Title IV of
                                  ERISA;

1.2 Computations of Time Periods; Other Definitional Provisions. In this Agreement, the Note and the other Security Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; words importing either gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Note or such Security Document, as applicable; references to agreements and other contractual instruments (including this Agreement, the Note and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Note or any Security Document); references to any matter that is "approved" or requires "approval" of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Note and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or to the Banks under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States ("GAAP").

1.4 Certain Matter Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of the Borrower in this Agreement is qualified by reference to those which are not reasonably expected to result in a "Material Adverse Effect" or language of similar import, no inference shall be drawn therefrom that any Agent or Bank has knowledge or approves of any noncompliance by the Borrower with any governmental rule.

1.5 Forms of Documents. Except as otherwise expressly provided in this Agreement, references to documents or certificates "substantially in the form" of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 17.6 of this Agreement, as the case may be, or the correlative provisions of the Security Documents.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. In order to induce the Arrangers, the Agents and the Banks to enter into this Agreement and to induce the Issuer to issue the Letter of Credit, the Borrower hereby represents and warrants to the Arrangers, the Agents, the Issuer and the Banks (which representations and warranties shall survive the execution and delivery of this Agreement that:

                  (a) Due Organization and Power. each Subsidiary is duly formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, the Note and the Security Documents to which it is a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

                  (b) Authorization and Consents. all necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Note and the Security Documents and, in the case of the Borrower, to borrow, service and repay the Loan and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Reimbursement Obligations or the Loan or any part thereof;

                  (c) Binding Obligations. this Agreement, the Note and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party as is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

                  (d) No Violation. the execution and delivery of, and the performance of the provisions of, this Agreement, the Note, and those of the Security Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on such Security Party or the certificate of incorporation or by-laws, certificate of formation and operating agreement (or equivalent instruments) thereof;

                  (e) Litigation. no action, suit or proceeding is pending or threatened against the Borrower or any Subsidiary before any court, board of arbitration or administrative agency which could or might result in any Material Adverse Effect;

                  (f) No Default. Neither the Borrower nor any Subsidiary is in default under any material agreement by which it is bound, or is in default in respect of any material financial commitment or obligation;

                  (g) Vessels. upon the Date of Issuance:

            (i) each of the Facility A Vessels will be in the sole and absolute ownership of the relevant Guarantor as set forth in
                  Schedule 3 and duly registered in such Guarantor's name under Marshall Island or

                  Liberian flag, unencumbered, save and except for the Facility A Mortgage, the Facility B Mortgage and the Mortgage recorded against it and as permitted thereby;

            (ii) each of the Facility B Vessels will be in the sole and absolute ownership of the relevant Guarantor as set forth in
                  Schedule 4 and duly registered in such Guarantor's name under Liberian flag, unencumbered, save and except for the Facility B Mortgage and the Mortgage recorded against it and as permitted thereby;

            (iii) each Vessel will be classed in the highest classification and rating for vessels of the same age and type with the respective classification society as set forth in Schedule 3 or Schedule 4, as the case may be, without any material outstanding recommendations;

            (iv) each Vessel will be operationally seaworthy and in every way fit for its intended service; and

            (v) each Vessel will be insured in accordance with the provisions of the Mortgage recorded against it and the requirements thereof in respect of such insurances will have been complied with;

                  (h) Insurance. the Borrower and each Subsidiary has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

                  (i) Financial Information. except as otherwise disclosed in writing to the Agents on or prior to the date hereof, all financial statements, information and other data furnished by the Borrower to the Agents are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and since the date of the Borrower's financial statements most recently delivered to the Administrative Agent, there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

                  (j) Tax Returns. the Borrower and each Subsidiary has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect on the Borrower and or such Subsidiary and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

                  (k) ERISA. the execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any the Borrower or any

Subsidiary or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in the Borrower or any such Subsidiary or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a Material Adverse Effect. Prior to the date hereof, the Borrower has delivered to the Administrative Agent a list of all the employee benefit plans to which the Borrower or any Subsidiary or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code);

                  (l) Chief Executive Office. the Borrower's chief executive office and chief place of business and the office in which the records relating to the earnings and other receivables of each Security Party are kept is, and will continue to be, located at One Station Place, Stamford, Fairfield County, Connecticut;

                  (m) Foreign Trade. Control Regulations. to the best of the Borrower's knowledge, none of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V,
Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

                  (n) Equity Ownership. each of the Guarantors is a wholly owned direct subsidiary of the Borrower; the SETTEBELLO Guarantor owns 49.0% of the issued and outstanding capital stock of the SETTEBELLO Owner; on the Date of Issuance, the Borrower will not own any shares of capital stock, limited liability company interest, partnership interest or any other direct or indirect equity interest in any corporation, limited liability company, partnership or other entity except the Security Parties and the other companies listed on
Schedule 2;

                  (o) Environmental Matters and Claims. (a) except as heretofore disclosed in writing to the Agents (i) the Borrower, each of its Subsidiaries and their Affiliates will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or
(2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws");

(ii) the Borrower, each of its Subsidiaries and their Affiliates will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) none of the Borrower, any Subsidiary nor any Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigator costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Agent there is no Environmental Claim pending or threatened against the Borrower, any Subsidiary or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect;

                  (p) Compliance with ISM Code. each Vessel and each Operator complies with the requirements of the ISM Code including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

                  (q) Threatened Withdrawal of DOC or SMC. there is no threatened or actual withdrawal of any Operator's DOC or SMC in respect of any Vessel;

                  (r) Approved Business Plan. the Approved Business Plan has been duly approved by resolution of the Board of Directors of the Borrower, which approval has not been amended or rescinded and remains in full force and effect;

                  (s) Liens. other than as disclosed on Schedule 5, there are no liens of any kind on any property owned by the Borrower or the Subsidiary;

                  (t) Indebtedness. other than as disclosed in Schedule 5, the Borrower (and its Subsidiaries on a consolidated basis) has no long-term Indebtedness; and

                  (u) Survival. all representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Loan and the issuance of the Note.

3. THE LETTER OF CREDIT

3.1 Issuance of the Letter of Credit.

      (a) Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein contained, the Banks hereby agree, upon the request of the Borrower and the satisfaction of the conditions precedent contained in Section 5.1 to procure that the Issuer, on behalf of the Banks, issue the Letter of Credit in favor of the Facility A Security Agent, as trustee for the Facility A Banks.

      (b) The Issuer, on behalf of the Banks, shall issue the Letter of Credit upon three (3) Banking Days' prior written notice from the Borrower to the Issuer requesting the issuance of the Letter of Credit and setting forth the Date of Issuance with respect thereto. Each Bank severally and not jointly agrees, on the terms and conditions set forth herein, to cause the Issuer to issue on behalf of the Banks on such date the Letter of Credit to the Facility A Security Agent, as trustee for the Facility A Banks, in the amount of $36,000,000, effective on the Date of Issuance and expiring on the Expiration Date. The commitment of each Bank to cause the Issuer to issue on behalf of the Banks the Letter of Credit and its obligations hereunder and under the Letter of Credit shall be limited to its Commitment as in effect from time to time.

3.2 Several Obligations; Drawing.

      (a) The obligations of the Banks hereunder and under or in respect of the Letter of Credit are several and not joint, and no Bank shall be liable for the failure of any other Bank to perform its obligations hereunder or thereunder. The failure of any Bank to honor its obligations hereunder or in respect of the Letter of Credit shall not excuse the several obligations of the other Banks hereunder or thereunder.

      (b) Upon receipt from the Facility A Security Agent of notice of a demand for payment (the "Demand Notice") under the Letter of Credit made in accordance with the terms thereof, the Issuer shall promptly notify the Borrower and each Bank as to the amount to be paid by such Bank (which amount shall be equal to the Commitment of such Bank) as a result of such demand and the date for such payment (which shall be a Banking Day). Upon receipt of such notice from the Issuer, each Bank shall promptly transfer the amount of its Commitment in immediately available funds to the account specified in or pursuant to the Demand Notice or such other account as the Issuer shall have specified in such notice. Unless the Issuer shall have received notice from a Bank prior to the date for such payment that such Bank will not make available to the Issuer an amount equal to such Bank's Commitment, the Issuer may assume that such Bank has made an amount equal to its Commitment available to the Issuer on the date for such payment in accordance with this subsection (b) and the Issuer may, in reliance upon such assumption, make available to the Facility A Security Agent on such date a corresponding amount. If and to the extent that the Issuer in reliance upon such assumption shall have made available to the Facility A Security Agent, on behalf of any Bank, an amount equal to such Bank's Commitment pursuant to this Section and such Bank shall not have made an amount equal to its Commitment available to the Issuer and the Issuer shall not have been reimbursed by the Borrower for such amount, such Bank agrees to pay to the Issuer forthwith on demand such amount, together with interest thereon, for each day from the date such amount is made available to the Facility A Security Agent until the date such amount is repaid to the Issuer at a rate per annum equal to the Prime Rate for each such day.

3.3 Reimbursement Obligation.

      (a) Unless the Conversion has occurred pursuant to Section 4, the Borrower agrees to pay to the Issuer, for the account of the Banks, immediately after (and on the same Banking Day as) any amount is drawn under, or otherwise paid pursuant to, the Letter of Credit, a sum equal to the amount so drawn or paid and interest on such amount as provided in subsections (b) and (c) below; provided that if the Issuer shall receive such payment from the Borrower later than 3:00 P.M. (New York City time) on such Banking Day, such payment shall be deemed to have been received by the Issuer on the next succeeding Banking Day and interest shall accrue thereon pursuant to subsections (b) and (c) below from the date such payment was due. The Borrower agrees that all payments required hereunder shall be free and clear of all set-offs, withholdings, taxes, claims or other deductions of any kind whatsoever.

      (b) Any amount owing by the Borrower pursuant to subsection (a) and not paid when due shall bear interest, payable upon demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment thereof in full at the Default Rate.

      (c) Until payment of any amount due hereunder is made, the Borrower's obligations to the Issuer and the Banks under Section 3.3(a) shall be evidenced by a loan account ledger maintained by the Issuer in the name of the Borrower. The Issuer shall determine any amounts payable by the Borrower under this
Section 3.3 and any such determination shall be conclusive absent manifest error.

3.4 Fees.

      L/C Fee. The Borrower agrees to pay the Issuer, for distribution to the Banks, a letter of credit fee (the "L/C Fee"), on the Stated Amount monthly in arrears from the date hereof and on the earliest of (i) the Expiration Date,
(ii) the Conversion Date or (iii) termination of the Letter of Credit in accordance with the terms hereof or thereof, at the rate of three percent (3%) per annum (calculated on the basis of actual number of days elapsed over a year of 360 days).

4. conversion of facility

      (a) This facility shall automatically convert from a letter of credit facility to a junior secured term loan facility and the outstanding Reimbursement Obligations shall automatically convert to the Loan on the date on which payment by the Issuer, on behalf of the Banks, is made under the Letter of Credit pursuant to Section 3.2, provided, that (i) prior to such date, the Borrower has used its best efforts (to the satisfaction of the Agents) to obtain commitments which would permit the Borrower to receive not less than $15,000,000 net cash proceeds from the issuance of equity securities (excluding and in addition to the approximately $15,000,000 in cash equity previously committed to by First Reserve Corporation) prior to the Initial Payment Date and (ii) the conditions set forth in Section
            5.2 shall have been satisfied.

      (b) Upon the Conversion, (i) the Banks shall be deemed to have made the Loan to the Borrower and the Borrower shall be obligated to repay the Loan pursuant to the terms hereof, (ii) the Letter of Credit shall terminate, (iii) the amount of Reimbursement Obligations outstanding shall be reduced to zero, and (iv) the Administrative Agent shall complete the grid attached to the Note.

5. CONDITIONS

5.1 Conditions Precedent to Issuance of Letter of Credit. The obligation of the Issuer, on behalf of the Banks, to issue the Letter of Credit to the Facility A Security Agent under this Agreement shall be expressly subject to the following conditions precedent:

                  (a) Corporate Authority. The Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent:

            (i) copies, certified as true and complete by an officer of the Borrower, of the resolutions of the board of directors of the Borrower evidencing approval of this Agreement and the Note and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

            (ii) copies, certified as true and complete by an officer of each Security Party (other than the Borrower), of the resolutions of the board of directors and shareholder, or management committee and member, as the case may be, thereof evidencing approval of those Security Documents to which it is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

            (iii) copies, certified as true and complete by an officer of the
                  Borrower, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrower as may be required by the Administrative Agent), approvals or consents with respect to this Agreement, the Note and the Security Documents;

            (iv) copies, certified as true and complete by an officer of the respective Security Party of the certificate of incorporation and by-laws, certificate of formation and operating agreement, or equivalent instruments thereof;

            (v) certificate of the Secretary of the Borrower certifying that it legally and beneficially owns, directly or indirectly, all of the issued and outstanding capital stock, or limited liability company membership interests, as the case may be, of each of the other Security Parties and that such capital stock or membership interests are free and clear of any liens, claims, pledges or other encumbrances whatsoever other than as disclosed to the Administrative Agent in writing on or before the date hereof;

            (vi) certificate of the Secretary of each Security Party (other than the Borrower) certifying as to the record ownership of all of its issued and outstanding capital stock, or limited liability company membership interests, as the case may be; and

            (vii) certificates of the jurisdiction of incorporation or formation, as the case may be, of each Security Party as to the good standing thereof.

                  (b) The Vessels. the Administrative Agent shall have received evidence satisfactory to it that:

            (i) each of the Vessels is in the sole and absolute ownership of the relevant Guarantor as set forth in Schedule 3 or Schedule 4, as the case may be, and duly registered in such Guarantor's name under Marshall Islands or Liberian flag, unencumbered, save and except for each of the Facility A Mortgage, in the case of the Facility A Vessels, the Facility B Mortgage and the Mortgage recorded against it and as permitted thereby;

            (ii) each Vessel is classed in the highest classification and rating for vessels of the same age and type with the respective classification society as set forth in Schedule 3 or Schedule 4, as the case may be, without any material outstanding recommendations;

            (iii) each of the Vessels is operationally seaworthy and in every way fit for its intended service; and

            (iv) each of the Vessels is insured in accordance with the provisions of the Mortgage recorded against it and the requirements thereof in respect of such insurances have been complied with;

                  (c) The Note. the Borrower shall have duly executed and delivered this Agreement and the Note, to the Administrative Agent;

                  (d) Guarantor Documents. each Guarantor shall have duly executed and delivered to the Administrative Agent:

            (i)   the Guaranty;

            (ii)  the Mortgage over its Vessel(s);

            (iii) an Insurances Assignment with respect to its Vessel(s);

            (iv)  an Earnings Assignment with respect to its Vessel(s);

            (v)   its Assignment Notices; and

            (vi) Uniform Commercial Code Financing Statements for filing with the State and County of New York, the State of Connecticut, Fairfield County, Connecticut and in such other jurisdictions as the Administrative Agent may reasonably require;

                  (e) Mega I Assignment. Loire shall have been executed and delivered to the Security Agent the Mega I Assignment and its Assignment Notoce.

                  (f) Intercreditor Agreement. the Intercreditor Agreement shall have been executed and delivered to the Administrative Agent;

                  (g) Facility A/Facility B. each of Facility A and Facility B shall have been borrowed by the Borrower and/or all conditions to the borrowing thereof shall have been complied with other than issuance of the Letter of Credit.

                  (h) Guarantor Solvency. the Administrative Agent shall have received a certificate of an officer of each Guarantor confirming the representations and warranties with respect to solvency set forth in its Guaranty and containing conclusions as to the solvency of such Guarantor;

                  (i) Environmental Claims. the Administrative Agent shall be satisfied that neither the Borrower nor any of its Subsidiaries is subject to any Environmental Claim which could have a Material Adverse Effect;

                  (j) Fees. the Administrative Agent shall have received payment in full of all fees and expenses due to the Agents, the Arrangers and the Banks under Section 14 and the Fee Letter;

                  (k) Accounts. each Security Party shall have established an operating account with the Syndication Agent into which Assigned Moneys are to be paid;

                  (l) Vessel Liens. the Administrative Agent shall have received evidence satisfactory to it and to its legal advisor that, save for the liens created by the Mortgages, the Assignments, the Facility A Mortgages, the other Facility A Security Documents, the Facility B Mortgages and the other Facility B Security Documents, there are no liens, charges or encumbrances of any kind whatsoever on any of the Vessels or on their respective earnings except as permitted hereby or by any of the Security Documents;

                  (m) Approved Business Plan. not later than fourteen (14) days prior to the Date of Issuance, the Administrative Agent shall have received a copy of the Approved Business Plan, certified by the Secretary of the Borrower to be true and complete;

                  (n) Charters; Pooling Agreements. the Borrower shall have delivered to the Administrative Agent true and complete copies of (i) all charters having a term longer than twelve (12) months from the date of execution and (ii) all vessel pooling agreements, in each case to which the Borrower or any Subsidiary is a party; and

                  (o) Legal Opinions. the Administrative Agent shall have received legal opinions addressed to the Agents from (i) Fredric S. London, Esq., in-house counsel for the Security Parties, and (ii) Seward & Kissel LLP, special counsel to the Agents and Banks, in each case in such form as the Administrative Agent may require, as well as such other legal opinions as the Administrative Agent shall have required as to all or any matters under the laws of the United States of America, the State of Delaware, the State of New York, the Republic of Liberia and the Republic of the Marshall Islands covering the representations and conditions which are the subjects of Sections 2 and 5.1.

5.2 Further Conditions Precedent. The Conversion of the Reimbursement Obligations into the Loan under this Agreement shall be expressly and separately subject to the following further conditions precedent on the Conversion Date:

            (a) the representations stated in Section 2 (updated mutatis mutandis to such date) being true and correct as if made on and as of that date;

            (b) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

            (c) the Administrative Agent being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Security Party to make any payment as required under the terms of this Agreement, the Note, the Security Documents or any of them; and

            (d) there having been no Material Adverse Effect since the date hereof.

5.3 Breakfunding Costs. In the event that, on the date specified in the Demand Notice for the payment of the Stated Amount pursuant to the Letter of Credit, the Banks shall not be obliged under the Letter of Credit to make such payment, the Borrower shall indemnify and hold the Banks fully harmless against any losses which the Banks (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the payment requirement of the Demand Notice and the certificate of the relevant Bank or Banks shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

5.4 Satisfaction after Issuance or Conversion. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Banks, in their sole discretion, cause the Issuer to issue the Letter of Credit or permit the Conversion to occur prior to the satisfaction of all or any of the conditions referred to in Sections 5.1 or 5.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the Date of Issuance, in the case of issuance of the Letter of Credit, or the Conversion Date, in the case of occurrence of the Conversion (or such longer period as the Banks, in their sole discretion, may agree).

6. REPAYMENT AND PREPAYMENT OF LOAN

6.1 Repayment. If the Reimbursement Obligations are converted into the Loan as provided in Section 4, the Borrower shall repay the principal of the Loan in six
(6) semi-annual installments on
six (6) consecutive Payment Dates, commencing with the Initial Payment Date. The first four (4) such installments shall be in the amount of Four Million dollars ($4,000,000), the next such installment shall be in the amount of Ten Million Dollars ($10,000,000) and the last such installment shall be in the amount of Ten Million Dollars ($10,000,000) plus such other amounts as may be necessary to repay the Loan in full together with accrued but unpaid interest and any other amounts owing by the Borrower or any other Security Party to any Arranger, Agent or Bank pursuant to this Agreement, the Note or any Security Document, such last installment to be paid on the Final Payment Date.

6.2 Voluntary Prepayment; no re-borrowing. The Borrower may prepay, upon five
(5) Banking Days written notice, the Loan or any portion thereof. Each prepayment shall be in a minimum amount of One Million Dollars ($1,000,000) plus any One Million Dollar ($1,000,000) multiple thereof or the full amount of the Loan. No part of the Loan will be available for re-borrowing.

6.3 Mandatory Prepayment; Sale or Loss of Vessel. On (i) any sale of a Vessel (which in any event shall require the prior consent of the Agents) or (ii) the earlier of (x) ninety (90) days after the Total Loss of a Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrower (or a Guarantor) or the Security Agent as assignee thereof, such proceeds shall be applied as follows:

                  (a) Facility A Vessel. in respect of a Facility A Vessel first in accordance with Section 5.4 of the Facility A Loan Agreement, then in repayment of amounts due hereunder in the inverse order of their due dates for payment;

                  (b) Facility B Vessel. in respect of a Facility B Vessel first in accordance with Section 5.3 of the Facility B Loan Agreement, then in repayment of amounts due hereunder in the inverse order of their due dates for payment

6.4 Demand Conversion. In the event that the Administrative Agent determines that (a) a Material Adverse Effect has occurred, or (b) the Borrower has failed to meet any objective specified in the Approved Business Plan by the target date thereof specified in the Approved Business Plan to the satisfaction of the Majority Banks, then the Administrative Agent may on such date or any time thereafter convert the Loan to a demand loan by sending notice to the Borrower. Upon the sending of such a notice, the Loan shall be converted to a demand loan, and full repayment of the Loan and all other obligations of the Borrower or any other Security Party under this Agreement, the Note or any Security Document shall be due upon demand by the Administrative Agent.

6.5 Interest and Costs with Prepayments. Any repayment or prepayment of the Loan made pursuant to this Agreement (including, without limitation, those made pursuant to Sections 6 and 10) shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the Loan or portions thereof being prepaid, together with any and all actual costs or expenses incurred by any Bank in connection with any breaking of funding (as certified by such Bank, which certification shall, absent any manifest error, be conclusive and binding on the Borrower).

7. INTEREST AND RATE

7.1 Applicable Rate. The Loan shall bear interest at the Applicable Rate which shall be the rate per annum which is equal to the aggregate of (a) LIBOR for the relevant Interest Period plus (b) the Margin. The Applicable Rate shall be determined by the Administrative Agent two Banking Days prior to the first day of the relevant Interest Period. The Administrative Agent shall promptly notify the Borrower in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrower.

7.2 Default Rate. Any amounts due under this Agreement, not paid when due, whether by acceleration or otherwise, shall bear interest thereafter from the due date thereof until the date of payment at a rate per annum equal to (i) the Prime Rate (as notified to the Borrower by the Administrative Agent), plus (ii) the Margin, plus (iii) two percent (2%) (the "Default Rate"). Following the occurrence of any Event of Default, the Administrative Agent, upon instruction of the Majority Banks, may deliver a notice to the Borrower advising the Borrower than an Event of Default has occurred. From the date of any such notice until each such Event of Default is cured to the satisfaction of the Majority Banks, the Loan shall bear interest at the Default Rate.

7.3 Interest Periods. The Borrower shall give the Administrative Agent an Interest Notice specifying the Interest Period selected at least three (3) Banking Days prior to the end of any then existing Interest Period. If at the end of any then existing Interest Period the Borrower fails to give an Interest Notice the relevant Interest Period shall be three (3) months. The Borrower's right to select an Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless each Bank is satisfied that the necessary funds will be available to such Bank for such period and that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing.

7.4 Interest Payments. Accrued interest on the Loan shall be payable in arrears on the last day of each Interest Period, except that if the Borrower shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period.

8. PAYMENTS

8.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made to the Administrative Agent, not later than 11 a.m. New York time (any payment received after 11 a.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 11 West 42nd Street, 7th Floor, New York, New York 10036 or to such other office of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Banks hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Banks.

8.2 Tax Credits. If any Bank obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid (and each Bank agrees to use its best efforts to obtain the benefit of any such credit which may be available to it, provided it has knowledge that such credit is in fact available to it), then such Bank shall reimburse the Borrower for the amount of the credit so obtained. Each Bank agrees that in the event that Taxes are imposed on account of the situs of its loans hereunder, such Bank, upon acquiring knowledge of such event, shall, if commercially reasonable, shift such loans on its books to another office of such Bank so as to avoid the imposition of such Taxes.

8.3 Computations; Banking Days. (a) All computations of interest and fees shall be made by the Agents or the Banks, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Agents or the Banks of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

9. EVENTS OF DEFAULT

9.1 Events of Default. The occurrence of any of the following events shall be an Event of Default:

                  (a) Non-Payment of Principal. any payment of principal is not paid when due; or

                  (b) Non-Payment of Interest or Other Amounts. any interest or any other amount becoming payable to the Agents, the Arrangers or any Bank under this Agreement, under the Note, or under any of the Security Documents is not paid on the due date or date of demand (as the case may be), and such default continues unremedied for a period of five (5) Banking Days; or

                  (c) Representations. any representation, warranty or other statement made by the Borrower in this Agreement or by any Security Party in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made or confirmed; or

                  (d) Mortgage. there is an event of default under any Mortgage; or

                  (e) Covenants. any Security Party defaults in the due and punctual observance or performance of any other term, covenant or agreement contained in this Agreement, in the Note, in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith, or it becomes impossible or unlawful for any Security Party to fulfill any such term, covenant or agreement or there occurs any other event which constitutes a default under this Agreement, under the Note or under any of the Security Documents, in each case other than an Event of Default referred to elsewhere in this Section 9.1, and such default, impossibility and/or unlawfulness, in the reasonable opinion of the Majority Banks, could have a material adverse effect on the Banks' rights hereunder, under the Note or under the Security Documents or on the Banks' right to enforce this Agreement, the Note, and/or the Security Documents, and continues unremedied or unchanged, as the case may be, for a period of thirty
(30) days; or

                  (f) Indebtedness. any Security Party, any Subsidiary or any Affiliate shall default in the payment when due (subject to any applicable grace period) of any Indebtedness or of any other indebtedness, in either case, in the outstanding principal amount equal to or exceeding Five Hundred Thousand Dollars ($500,000) or such Indebtedness or indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness or indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Security Party, Subsidiary or Affiliate, as the case may be, shall set aside on its books adequate reserves with respect thereto; or

                  (g) Ownership of Guarantors. the Borrower shall cease to own (except as otherwise expressly permitted by this Agreement), directly or indirectly, one hundred percent (100%) of any of the Guarantors or the SETTEBELLO Guarantor shall cease to own, directly or indirectly, 49.0% of the SETTEBELLO Owner; or

                  (h) Bankruptcy. the Borrower or any Affiliate commences any proceeding under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a "Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of thirty (30) days or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of thirty (30) days or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or of, or for, any substantial portion of its property; or

                  (i) Termination of Operations; Sale of Assets. except as expressly permitted under this Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets (other than such a sale by one Guarantor to another) or all or substantially all of the assets of any Security Party are seized or otherwise appropriated; or

                  (j) Judgments. any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement, the Letter of Credit, the Note or any of the Security Documents or any material provision thereof, or the Borrower or any Security Party asserts that any such agreement or provision thereof is invalid; or

                  (k) Inability to Pay Debts. any Security Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any material indebtedness of any Security Party; or

                  (l) Change in Financial Position. any change in the financial position of any Security Party which, in the reasonable opinion of the Majority Banks, shall have a Material Adverse Effect; or

                  (m) Change in Control. a Change of Control shall occur with respect to the Borrower; or

                  (n) ERISA Debt. (i) the Borrower or any ERISA Affiliate fails to pay when due an amount or amounts aggregating in excess of $1,000,000 which it or they have become liable to pay under Title IV of ERISA or (ii) the Borrower or any ERISA Affiliate, individually or collectively, incurs, or should reasonably expect to incur, any Withdrawal Liability or liability upon the happening of a Termination Event and the aggregate of all such Withdrawal Liabilities and such other liabilities exceeds $10,000,000; or

                  (o) Approved Business Plan. at any time the Board of Directors of the Borrower passes any resolution amending or rescinding any part of the Approved Business Plan or the Borrower otherwise rejects or rescinds any part of the Approved Business Plan; or

                  (p) Cross-Default. any Event of Default (as defined in either the Facility A Loan Agreement or the Facility B Loan Agreement) or event which, with the giving of notice or passage of time on both, would constitute such an Event of Default, occurs or the Borrower or any Guarantor defaults under any material contract or agreement to which it is a party or by which it is bound.

Upon and during the continuance of any Event of Default, the Banks' obligation to make the Letter of Credit Available or convert the Reimbursement Obligations into the Loan available shall cease and the Administrative Agent on the instructions of the Majority Banks may, by notice to the Borrower, direct the Borrower to pay to the Administrative Agent for the benefit of the Banks the Stated Amount to be kept as collateral for the Borrower's Reimbursement Obligations, or should the same have been converted into the Loan, declare the entire unpaid balance of the then outstanding Loan, accrued interest and any other sums payable by the Borrower hereunder or under the Note due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsections (h) or (k) of this Section 9.1 with respect to the Borrower, the Note (provided that the Conversion had occurred) shall be immediately due and payable without declaration or other notice to the Borrower. In such event, the Banks may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Note (provided that the Conversion had occurred) or in any Security Document, or in aid of the exercise of any power granted herein or therein, or the Banks may proceed to enforce the payment of the Note (provided that the Conversion had occurred) or the Reimbursement Obligations or to enforce any other legal or equitable right of the Banks, or proceed to take any action authorized or permitted under the terms of any Security Document or by applicable law for the collection of all sums due, or so declared due, on the Note (provided that the Conversion had occurred) or with respect to the Reimbursement Obligations, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Banks hereunder and/or under the Note (provided that the Conversion had occurred) (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Bank, the balance of any deposit account (demand or time, mature or unmatured) of the Borrower then or thereafter with any Bank and every other claim of the Borrower then or thereafter against any of the Banks.

9.2 Indemnification. The Borrower agrees to, and shall, indemnify and hold the Agents, the Arrangers and the Banks harmless against any loss, as well as against any reasonable costs or expenses (including reasonable legal fees and expenses), which any of the Agents, the Arrangers or the Banks sustains or incurs as a consequence of any default in payment of the principal amount of the Loan, interest accrued thereon or any other amount payable hereunder, under the Note or under any Security Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Loan or any portion thereof. Any Banks' certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

9.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Agents, the Arrangers or the Banks under or pursuant to this Agreement, the Note or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Banks) shall be applied by the Agents in the following manner:

                  (a) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agents, the Arrangers or the Banks in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note and under any of the Security Documents,

                  (b) secondly, in or towards payment of any interest owing in respect of the Loan or the Reimbursement Obligations, as the case may be,

                  (c) thirdly, in or towards repayment of principal of the Loan or the Reimbursement Obligations, as the case may be,

                  (d) fourthly, in or towards payment of all other sums which may be owing to the Agents, the Arrangers or the Banks under this Agreement, under the Note, under the Fee Letter or under any of the Security Documents, and

                  (e) fifthly, the surplus (if any) shall be paid to the Borrower or to whosoever else may be entitled thereto.

10. COVENANTS

10.1 Affirmative Covenants. The Borrower hereby covenants and undertakes with the Banks that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents, the Borrower will:

                  (a) Performance of Agreements. duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Banks) of, the terms of this Agreement, the Note and the Security Documents;

                  (b) Notice of Default, etc. promptly upon obtaining knowledge thereof, inform the Administrative Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against it or against any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of any Vessel's rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect;

                  (c) Obtain Consents. without prejudice to Section 2.1 and this
Section 10.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties' respective obligations under this Agreement, under the Note and under the Security Documents;

                  (d) Financial Information. deliver to each Bank:

            (i) as soon as available but not later than ninety (90) days after the end of each fiscal year of the Borrower, complete copies of the consolidated financial reports of the Borrower and its Subsidiaries (together with a Compliance Certificate), all in reasonable detail, which shall include at least the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an Acceptable Accounting Firm;

            (ii) as soon as available but not less than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a quarterly interim consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds (together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

            (iii) within ten (10) days of the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority;

            (iv) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports, proxy statements and other communications provided to the Borrower's shareholders;

            (v) within ten (10) days of the Borrower's receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Borrower;

            (vi) at any time upon the request of any Agent, a Compliance Certificate; and

            (vii) such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to its business as the Administrative Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of the Borrower;

                  (e) Corporate Existence. do or cause to be done, and procure that each Subsidiary shall do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, or limited liability company existence, as the case may be, and all licenses, franchises, permits and assets necessary to the conduct of its business;

                  (f) Books and Records. at all times keep, and cause each Subsidiary to keep, proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

                  (g) Taxes and Assessments. pay and discharge, and cause each Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

                  (h) Inspection. allow, and cause each Subsidiary to allow, any representative or representatives designated by any Agent, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as any Agent reasonably requests;

                  (i) Compliance with Statutes, Agreements, etc. do or cause to be done, and cause each Subsidiary to do and cause to be done, all things necessary to comply with all material contracts or agreements to which it or any Subsidiary is a party, and all material laws, and the rules and regulations thereunder, applicable to the Borrower or such Subsidiary, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

                  (j) Environmental Matters. promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental
Affiliates: (a) its receipt or the receipt by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party of any written communication whatsoever that alleges that such person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it, or by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it, any other Security Party or against any Environmental Affiliates of the Borrower or any other Security Party, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Agent, it will submit to the Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

                  (k) ERISA. forthwith upon learning of the occurrence of any material liability of the Borrower, any Subsidiary or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or
Part 3 of Title I of ERISA by any Plan for which the Borrower, any Subsidiary or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Banks written notice thereof;

                  (l) Vessel Management. cause each of the Vessels to be managed both commercially and technically by the Borrower, a wholly-owned subsidiary thereof or its existing manager;

                  (m) Funded Debt to Total Capitalization Ratio. maintain at all times on a consolidated basis a ratio of Funded Debt to Total Capitalization of not more than 0.6 to 1 provided, that for purposes of compliance with this covenant only, Funded Debt shall (i) exclude unsecured, subordinated debt, and
(ii) include the present value of the Borrower's (or any of the Borrower's Subsidiaries') liability for all payments under synthetic leases other than the Columbia Lease;

                  (n) Cash. maintain at all times on a consolidated basis readily available cash and/or Cash Equivalents as follows:

            (i) through December 31, 2000, not less than Ten Million Dollars ($10,000,000);

            (ii) thereafter, through June 30, 2001, not less than Fifteen Million Dollars ($15,000,000);

            (iii) thereafter, not less than Twenty Million Dollars
                  ($20,000,000);

                  (o) Consolidated Net Worth. maintain at all times a Consolidated Net Worth of not less than One Hundred Sixty Million Dollars ($160,000,000) plus 50% of the Borrower's positive net income (on a consolidated basis) earned after December 31, 1999 plus 100% of the net proceeds received by the Borrower (or any of the Borrower's Subsidiaries) from the issuance of equity securities after the Date of Issuance;

                  (p) EBITDA to Interest Expense. maintain a ratio of EBITDA to Interest Expense as follows:

            (i)   through December 31, 2000, not less than 1.1 to 1.0;

            (ii) thereafter, through December 31, 2002, not less than 1.75 to 1.0;

            (iii) thereafter, not less than 2.5 to 1.0;

            measured not less than quarterly, in each instance based on the four most recent fiscal quarters for which financial information is available;

                  (q) Use of Excess Cash. apply all cash and Cash Equivalents of the Borrower (on a consolidated basis), proceeds from the issuance of securities by the Borrower, any Guarantor or any Guarantor, and proceeds from the sale of any vessels by the Borrower, any Guarantor or any Guarantor (net of indebtedness secured by a mortgage on such vessel) as follows:

            (i) to the extent the Borrower chooses to do so, to retention by the Borrower as cash or Cash Equivalents up to $20.0 million; and then

            (ii)  to prepayment of the Loan until the Loan is fully repaid.

                  (r) Brokerage Commissions, etc. the Borrower agrees to indemnify and hold the Arrangers, the Agents and the Banks harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party resulting from the transactions contemplated hereby;

                  (s) Deposit Accounts; Assignment. maintain, and procure that each other Security Party shall maintain its operating accounts with the Syndication Agent and shall procure, and shall cause each other Security Party to procure, that all earnings of any Vessels shall be paid into such operating accounts and the Borrower, and by its execution of the Consent and Agreement hereto, each other Security Party, hereby pledges, assigns and grants to the Syndication Agent, for the benefit of the Banks, a security interest in all funds from time to time in such accounts (such security interest in accounts of the Guarantors being subject to the terms of the Intercreditor Agreement);

                  (t) Future Guaranties. procure that all Subsidiaries of the Borrower (other than Designated Subsidiaries, and only for so long as remaining a Designated Subsidiary), shall execute a Guaranty and other relevant Security Documents in respect of any vessel owned thereby within thirty (30) days of formation, acquisition or otherwise becoming a Subsidiary, or ceasing to be a Designated Subsidiary, of the Borrower; and

                  (u) Insurance. maintain, and cause each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their respective properties and against all such risks and in at least such amounts as are usually insured against by companies of established reputation engaged in the same or similar business from time to time

10.2 Negative Covenants. The Borrower hereby covenants and undertakes with the Banks that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents, the Borrower will not, and will procure that no other Subsidiary, to the extent applicable, will, without prior the written consent of the Administrative Agent (or the Majority Banks or all of the Banks if required by Section 16.8):

            (a) Liens. create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral or other property except:

            (i)   liens disclosed in Schedule 5;

            (ii) liens on the Designated Vessel securing the Designated Vessel Indebtedness;

            (iii) liens for taxes not yet payable for which adequate reserves have been maintained;

            (iv) the Mortgages, the Assignments, and other liens in favor of the Security Agent;

            (v) liens, charges and encumbrances against their respective Vessels permitted to exist under the terms of the Mortgages;

            (vi) pledges of certificates of deposit or other cash collateral securing any Security Party's reimbursement obligations in connection with letters of credit now or hereafter issued for the account of such Security Party in connection with the establishment of the financial responsibility of the Security Parties under 33 C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended or replaced;

            (vii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which the Borrower or any of the Guarantors is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

            (viii) other liens, charges and encumbrances incidental to the conduct of the business of each such party, the ownership of any such party's property and assets and which do not in the aggregate materially detract from the value of each such party's property or assets or materially impair the use thereof in the operation of its business;

                  (b) Change in Business. materially change the nature of its business or commence any business materially different from its current business;

                  (c) Sale or Pledge of Shares. sell, assign, transfer, pledge or otherwise convey or dispose of any of the shares (including by way of spin-off, installment sale or otherwise) of the capital stock, or limited liability company interests, as the case may be, of any Guarantor other than as may be allowed in accordance with the Facility A Pledge Agreement or the Facility B Pledge Agreement;

                  (d) Sale of Assets. sell, or otherwise dispose of, any Vessel (other than the Designated Vessel, sales of Facility A Vessels made in accordance with the terms of the Facility A Loan Agreement and sales of Facility B Vessels made in accordance with the terms of the Facility B Loan Agreement the proceeds of which are applied in accordance with Section 6.3 hereof) or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole including without limitation, any material foreign Subsidiary or foreign assets or interest in an Affiliate, other than such sales by one Guarantor to another;

                  (e) Changes in Offices or Names. change the location of the chief executive office of any Security Party, the office of the chief place of business any such parties, the office of the Security Parties in which the records relating to the earnings or insurances of the Vessels are kept unless the Banks shall have received sixty (60) days prior written notice of such change;

                  (f) Consolidation and Merger. consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it provided, however that any Guarantor shall be permitted to merge into or consolidate with any other Guarantor, so long as no Event of Default would result therefrom;

                  (g) Chartering-in. other than pursuant to charters disclosed in Schedule 5, charter, as charterer, any one vessel for a charter period exceeding twelve (12) months; or permit any vessel to be chartered into any vessel pool (in which the Borrower or any Subsidiary is a member) for a term exceeding three (3) months;

                  (h) Chartering-out. and will procure that each other Subsidiary will not, other than pursuant to charters disclosed in Schedule 5, charter, as owner, any vessel (other than the Designated Vessel) on demise or bareboat charter, or on time charter for a period in excess of twelve (12) months;

                  (i) Vessel Pooling. and will procure that each Subsidiary will not, enter any vessel into any vessel pooling arrangement other than as disclosed in Schedule 5, or at any time amend any vessel pooling agreement;

                  (j) Distributions on Stock. in the case of the Borrower only, directly or indirectly declare or pay any dividend or make any distribution on its capital stock (a "Restricted Payment");

                  (k) Indebtedness. incur any Indebtedness, provided, however, that if no Event of Default has occurred and is continuing, and that the other Designated Vessel Conditions are met, the Designated Vessel Owner may incur the Designated Vessel Indebtedness at the time of the Designated Vessel Acquisition;

                  (l) Investments. make any Investment provided, however, that if no Event of Default has occurred and is continuing, the Borrower may make the SOYANG Investment at the time the SOYANG is acquired;

                  (m) Capital Expenditures. make any Capital Expenditure (other than as provided in (l) above);

                  (n) Deposit Accounts. other than as disclosed in Schedule 5, maintain any deposit account other than with the Syndication Agent; provided, that this covenant shall not apply to the Designated Vessel Owner; and

                  (o) Change Fiscal Year. change its fiscal year.

10.3 Subsidiary Negative Covenants. The Borrower hereby covenants and undertakes with the Banks that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents, the Borrower will procure that no Subsidiary will:

                  (a) Limitations on Ability to Make Distributions. create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary (other than a Designated Subsidiary) to (i) pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrower or any Subsidiary or pay any Indebtedness owed to the Borrower,
(ii) make any loans or advances to the Borrower, or (iii) transfer any of its property or assets to the Borrower;

                  (b) Use of Corporate Funds. (except for the SOYANG Investment and Permitted Drydocking Costs) pay out any funds to any company or person except (a) in the ordinary course of business in connection with the management of the business of the Borrower and its Subsidiaries, including the operation and/or repair of the Vessels and other vessels owned or operated by such parties and (b) the servicing of the Indebtedness permitted hereunder (but excluding, any prepayments of any Indebtedness other than the Loan);

                  (c) Issuance of Shares. issue or dispose of any shares of its own capital stock or limited liability company interests, as the case may be, to any person other than the Borrower; or

10.4 Vessel Valuations. For inclusion with each Compliance Certificate delivered pursuant to Section 10.1(d)(i), and each Compliance Certificate in respect of the second quarter of each fiscal year delivered pursuant to Section 10.1(d)(ii), and in any event upon the request of any Agent, the Borrower shall obtain appraisals of the Fair Market Value of the Vessels. The first three such valuations in any year are to be at the Borrower's cost, provided, that following and during the continuance of any Event of Default, all such valuations are to be at the Borrower's cost. In the event the Borrower fails or refuses to obtain the valuations requested pursuant to this Section 10.4 within ten (10) days of an Agent's request therefor, any Agent will be authorized to obtain such valuations, at the Borrower's cost, from three independent shipbrokers selected by the Agents, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this Section 10.4, but any Agent's actions in doing so shall not excuse any default of the Borrower under this Section 10.4.

10.5 Asset Maintenance.

            (a) If at any time after the Issuance Date but prior to December 31, 2001, the aggregate Fair Market Value of the Facility A Vessels then mortgaged to the Security Agent (based upon the valuations obtained pursuant to Section 10.4) (together with the value of any additional collateral theretofore provided under this Section) is less than one hundred fifteen percent (115%) of the aggregate of the Facility A Loan and the Loan, or

            (b) if at any time after December 31, 2001 but prior to December 31, 2002 such aggregate Fair Market Value is less than one hundred twenty percent (120%) of the aggregate of the Facility A Loan and the Loan, or

            (c) if at any time thereafter the aggregate Fair Market Value of the Facility Vessels is less than one hundred thirty percent (130%) of the aggregate of the Facility A Loan and the Loan,

            (in each case as applicable, such percentage being the "Required Percentage") the Borrower shall, within a period of thirty (30) days following receipt by the Borrower of written notice from the Administrative Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (i) deliver to the Security Agent, upon the Administrative Agent's request, such additional collateral as may be satisfactory to the Lenders in their sole discretion of sufficient value to restore compliance with the Required Percentage or (ii) the Borrower shall prepay such amount of the Loan (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of the Facility A Vessels then mortgaged to the Security Agent being not less than the Required Percentage. The Borrower shall provide the Agents with its calculation as to its compliance with these provisions with each Interest Notice and each Compliance Certificate.

10.6 Inspection and Survey Reports. If the Banks shall so request, the Borrowers shall provide the Banks with copies of all internally generated inspection or survey reports on the Vessels.

11. ASSIGNMENT.

            This Agreement shall be binding upon, and inure to the benefit of, the Borrower and the Banks, the Arrangers and the Agents and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder. Each Bank shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Loan to any subsidiary, holding company or other affiliate of such Bank, to any subsidiary or other affiliate company of any thereof or, with the consent of the Borrower and the Agents, not to be unreasonably withheld, to any other bank or financial institution (in a minimum amount of not less than $5,000,000), and such Bank shall forthwith give notice of any such assignment or participation to the Borrower; and provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrower will take all reasonable actions requested by any Agent or any Bank to effect such assignment, including, without limitation, the execution of a written consent to any Assignment and Assumption Agreement.

12. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

12.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Bank has a reasonable basis to conclude that it has become unlawful for any Bank to maintain or give effect to its obligations as contemplated by this Agreement or the Letter of Credit, such Bank shall inform the Agent and the Borrower to that effect, whereafter the liability of such Bank to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Bank that portion of the Loan advanced by such Bank immediately or, if such Bank so agrees, to repay such portion of the Loan to the Bank on the last day of any then current Interest Period in accordance with and subject to the provisions of Section 12.5. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Loan, the Borrower and the relevant Bank shall negotiate in good faith with a view to agreeing on terms for making such portion of the Loan available from another jurisdiction or otherwise restructuring such portion of the Loan on a basis which is not unlawful.

12.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

            (i) subject any Bank to any Taxes with respect to its income from the Loan or the Reimbursement Obligations, or any part thereof, or

            (ii) change the basis of taxation to any Bank of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Bank, the jurisdiction of the principal place of business of such Bank, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Bank (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the other Security Parties) or such other jurisdiction where the Loan or the Reimbursement Obligations may be payable), or

            (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Bank, or

            (iv) impose on any Bank any other condition affecting the Loan or the Reimbursement Obligations or any part thereof,

and the result of the foregoing is either to increase the cost to such Bank of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Bank, then and in any such case if such increase or reduction in the opinion of such Bank materially affects the interests of such Bank under or in connection with this Agreement:

            (a) the Bank shall notify the Agent and the Borrower of the happening of such event, and

            (c) the Borrower agrees forthwith upon demand to pay to such Bank such amount as such Bank certifies to be necessary to compensate such Bank for such additional cost or such reduction; PROVIDED, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Bank result from the exercise by the Bank of its right to assign its rights or obligations under Section 11.

12.3 Nonavailability of Funds. If the Administrative Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for the Loan for any Interest Period, the Administrative Agent shall give notice of such determination to the Borrower. The Borrower and the Administrative Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Administrative Agent are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days of the giving of such determination notice, the Administrative Agent shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Margin plus the cost to the Banks (as certified by each Bank) of funding the Loan. In the event the state of affairs referred to in this Section 12.3 shall extend beyond the end of the Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Section 7.

12.4 Bank's Certificate Conclusive. A certificate or determination notice of any Bank as to any of the matters referred to in this Section 12 shall, absent manifest error, be conclusive and binding on the Borrower.

12.5 Compensation for Losses. Where the Loan or any portion thereof is to be repaid by the Borrower pursuant to this Section 12, the Borrower agrees simultaneously with such repayment to pay to the relevant Bank all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Bank pursuant to this Agreement, together with such amounts as may be certified by the relevant Bank to be necessary to compensate such Bank for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current Interest Period or Periods, if any, but otherwise without penalty or premium.

13. CURRENCY INDEMNITY

13.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement, the Note or any of the Security Documents then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Administration Banks shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Note and/or any of the Security Documents.

13.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Note and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Banks shall be remitted to the Borrower.

13.3 Additional Debt Due. Any amount due from the Borrower under this Section 13 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note and/or any of the Security Documents.

13.4 Rate of Exchange. The term "rate of exchange" in this Section 13 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

14. FEES AND EXPENSES

14.1 Fees. The Borrower shall pay to the Arrangers and the Agents such fees set forth in Section 3.4 hereof as the parties have agreed pursuant to the Fee Letter.

14.2 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents and the Arrangers for their payment of, the reasonable expenses of the Agents, the Arrangers and (after the occurrence and during the continuance of an Event of Default) the Banks incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents', the Arrangers' and the Banks' rights or remedies with respect thereto or in the preservation of the Agents', the Arrangers' and the Banks' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agents' counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agents, or the Arrangers in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Note and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Note) herein contemplated and to hold the Agents, the Arrangers and the Banks free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Agents, the Arrangers or the Banks, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agents, the Arrangers or the Banks, at their sole discretion, chooses to make such payment).

15. APPLICABLE LAW, JURISDICTION AND WAIVER

15.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.2 Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Banks, the Agents or the Arrangers under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Borrower by mailing or delivering the same by hand to the Borrower at the address indicated for notices in Section 17.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrower to the Banks, the Agents or the Arrangers) against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrower will advise the Administrative Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Banks may bring any legal action or proceeding in any other appropriate jurisdiction.

15.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, THE OTHER SECURITY PARTIES, THE ARRANGERS, THE AGENTS AND THE BANKS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE, THE GUARANTY OR THE SECURITY DOCUMENTS.

16. THE AGENTS

16.1 Appointment of Agents. Each of the Banks irrevocably appoints and authorizes the Agents severally each to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the Security Documents as are delegated to such Agent by the terms hereof and thereof, including execution of the Intercreditor Agreement. No Agent nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

16.2 Security Agent as Trustee. Each of the Banks irrevocably appoints the Security Agent as trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Banks or any of them or for the benefit thereof under or pursuant to this Agreement, the Note or any of the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Bank in the Agreement, the Note or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Bank or any agent of any Bank or received or recovered by any Bank or any agent of any Bank pursuant to, or in connection with, this Agreement, the Note or the Security Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Bank or any agent of any Bank in respect of the same (or any part thereof). The Security Agent hereby accepts such appointment.

16.3 Distribution of Payments. Whenever any payment is received by any Agent from the Borrower or any other Security Party for the account of the Banks, or any of them, whether of principal or interest on the Reimbursement Obligations or the Note, commissions, fees under

Section 14 or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Banks according to their respective Commitments, in each case to be applied according to the terms of this Agreement.

16.4 Holder of Interest in Note. The Agents may treat each Bank as the holder of all of the interest of such Bank in the Note.

16.5 No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the Note, the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with the Letter of Credit, the Note or any Security Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

16.6 Agents as Banks. With respect to that portion of the Stated Amount or the Loan made available by it, each Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Agent, and the term "Bank" or "Banks" shall include each Agent in its capacity as a Bank. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the other Security Parties as if it were not an Agent.

16.7 Acts of the Agents. Each Agent shall have duties and discretion, and shall act as follows:

      (a) Obligations of the Agents. The obligations of each Agent under this Agreement, under the Letter of Credit, under the Note and under the Security Documents are only those expressly set forth herein and therein.

      (b) No Duty to Investigate. No Agent shall at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Note or any Security Document by any Security Party.

      (c) Discretion of the Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, the Letter of Credit, the Note and the Security Documents, unless the Agent shall have been instructed by the Majority Banks to exercise such rights or to take or refrain from taking such action; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

      (d) Instructions of Majority Banks. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Letter of Credit, under the Note, or under any Security Document in accordance with the instructions of the Majority Banks, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Banks.

16.8 Certain Amendments. Neither this Agreement, the Note nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Banks, provided that no such amendment shall, without the consent of each Bank affected thereby, (i) reduce the interest rate or extend the time of payment of principal or interest or fees on the Reimbursement Obligations or the Loan, as the case may be, or reduce the principal amount of the Reimbursement Obligations or the Loan, as the case may be, or any fees hereunder, (ii) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation (it being understood that a waiver of any Event of Default or any mandatory repayment of the Reimbursement Obligations or Loan, as the case may be, shall not constitute a change in the terms of any Commitment of any Bank), (iii) amend, modify or waive any provision of this Section 16.8, (iv) amend the definition of Majority Banks,
(v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its obligations under any Security Document except as expressly provided herein or in such Security Document or (vii) amend any provision relating to the maintenance of collateral under Section 10.5. All amendments approved by the Majority Banks under this Section 16.8 must be in writing and signed by the Borrower and each of the Banks. In the event that any Bank is unable to or refuses to sign an amendment approved by the Majority Banks hereunder, such Bank hereby appoints the Administrative Agent as its Attorney-In-Fact for the purposes of signing such amendment. No provision of this Section 16 or any other provisions relating to the Agents may be modified without the consent of each Agent.

16.9 Assumption re Event of Default. Except as otherwise provided in Section 16.15, each Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless such Agent has been notified by any Security Party of such fact, or has been notified by a Bank that such Bank considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that an Agent shall have been notified by any Security Party or any Bank in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, such Agent shall notify the Banks and shall take action and assert such rights under this Agreement, under the Letter of Credit, under the Note and under Security Documents as the Majority Banks shall request in writing.

16.10 Limitations of Liability. Neither any Agent nor any of the Banks shall be under any liability or responsibility whatsoever:

      (a) to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Banks or any other person of any of its or their obligations under this Agreement, under the Letter of Credit or under any Security Document;

      (b) to any Bank or Banks as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement, under the Note or under the Security Documents; or

            (c) to any Bank or Banks for any statements, representations or warranties contained in this Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Letter of Credit, the Note, any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

16.11 Indemnification of the Agents. The Banks agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement, the Letter of Credit, the Note or any Security Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Letter of Credit, the Note or any Security Document, except that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

16.12 Consultation with Counsel. Each Agent may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

16.13 Resignation. Any Agent may resign at any time by giving sixty (60) days' written notice thereof to the other Agents, the Banks and the Borrower. Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 16 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

16.14 Representations of Banks. Each Bank represents and warrants to each other Bank and each Agent that:

      (a) in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Bank or any Agent; and

      (b) so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

16.15 Notification of Event of Default. Each Agent hereby undertakes to promptly notify the Banks, and the Banks hereby promptly undertake to notify each Agent and the other Banks, of the existence of any Event of Default which shall have occurred and be continuing of which such Agent or Bank has actual knowledge.

17. NOTICES AND DEMANDS

17.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrower at the address or telecopy number set forth below and to the Banks and the Agents at their address and telecopy numbers set forth in Schedule 1 or at such other address or telecopy numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

      If to the Borrower:

      OMI Corporation
      One Station Place
      Stamford, Connecticut 06902
      Telecopy No.: (203) 602-6701
      Attention: Vincent de Sostoa
                 Senior Vice President - Treasurer

18. MISCELLANEOUS

18.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Bank, the Agents or the Arrangers to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Bank, the Agents or the Arrangers of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

18.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement, the Letter of Credit, the Note or in any Security Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

18.3 References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Agreement, unless the context otherwise requires.

18.4 Further Assurances. The Borrower agrees that if this Agreement, the Letter of Credit, the Note or any Security Document shall, in the reasonable opinion of the Banks, at any time be deemed by the Banks for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Banks may be required in order more effectively to accomplish the purposes of this Agreement, the Letter of Credit, the Note or any Security Document.

18.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Agents, the Arrangers or the Banks, on the other part, whether written or oral, other than the Fee Letter are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Arrangers, the Agents and/or the Banks are parties, which alone fully and completely express the agreements between the Security Parties, the Arrangers, the Agents and the Banks.

18.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement. Subject to Section 16.8, any provision of this Agreement, the Note or any Security Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Administration Agent and the Majority Banks (and, if the rights or duties of the Security Agent or the Syndication Agent are affected thereby, by such Agent, as applicable). This Agreement may be executed in any number of counterparts, each of will shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

18.7 Indemnification. The Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to indemnify each Bank, each Agent and each Arranger, their respective successors and assigns, and their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, asserted against or incurred by, any Indemnitee as a result of, or arising out of or in any way related to or by reason of, (a) any violation by any Security Party (or any charterer or other operator of any Vessel) of any applicable Environmental Law, (b) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any Security Party (or, after foreclosure, by any Bank, any Agent or any Arranger or any of their respective successors or assigns), (c) the breach of any representation, warranty or covenant set forth in Sections 2.1 (o) or 10.1(j),
(d) the Loan (including the use of the proceeds of the Loan and any claim made for any brokerage commission, fee or compensation from any Person), of (e) the execution, delivery, performance or non-performance of this Agreement, the Note, any Security Document, or any of the documents referred to herein or contemplated hereby

(whether or not the Indemnitee is a party thereto). If and to the extent that the obligations of the Security Parties under this Section are unenforceable for any reason, the Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Security Parties under this Section 18.7 shall survive the termination of this Agreement and the repayment to the Banks of all amounts owing thereto under or in connection herewith.

18.8 Release of Designated Vessel Owner Guaranty. Notwithstanding Section 18.6, Entire Agreement, Amendments, upon the Designated Vessel Acquisition, the Security Agent shall release the Designated Vessel Owner from its Guaranty.

18.9 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

            IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

                                   OMI CORPORATION

                                   By:_____________________________________
                                      Vincent de Sostoa
                                      Senior Vice President-Treasurer


                                   CHRISTIANIA BANK OG KREDITKASSE ASA,
                                   as Arranger, Administrative Agent and Issuer

                                   By:_____________________________________
                                      Name:
                                      Title:

                                   By:_____________________________________
                                      Name:
                                      Title:


                                   DEN NORSKE BANK ASA,
                                   as Arranger and Syndication Agent

                                   By:_____________________________________
                                      Name:
                                      Title:

                                   By:_____________________________________
                                      Name:
                                      Title:


                                   MEESPIERSON CAPITAL CORP.,
                                   as Arranger and Security Agent

                                   By:_____________________________________
                                      Name:
                                      Title:

                                   By:_____________________________________
                                      Name:
                                      Title:

                                        The Lenders:

                                        CHRISTIANIA BANK OG KREDITKASSE ASA

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        DEN NORSKE BANK ASA

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        MEESPIERSON CAPITAL CORP.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title:

                              CONSENT AND AGREEMENT

            Each of the undersigned, referred to in the foregoing Loan Agreement as the "Guarantors", hereby consents and agrees to said Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Agreement and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in Sections 2 and 10 of said Agreement to the same extent as if the undersigned were a party to said Agreement, and expressly agrees to the grant of a security interest in favor of the Syndication Agent in the undersigned's accounts pursuant to Section 10.1(s) of said Agreement.

                                        COLORADO SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        ELBE SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        LOIRE SHIPPING LLC,
                                         by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        NILE SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer

                                        PATRICIA  SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        PAULINA SHIIPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        VOLGA SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        ALMA SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        DANUBE SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer

                                        ISERE SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        LIMAR SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        PAGODA SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        PECOS SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer

                                        SABINE SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SACRAMENTO SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SEINE SHIPPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SEVERN SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SHANNON SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer

                                        TIBER SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        TRENT SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        CAIRO SEA SHIPPING LLC

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        CZANTORIA SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        LAUREL SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer

                                        MENDALA II TRANSPORT, INC.
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Treasurer


                                        SOKOLICA SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SOYANG SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        TRINIDAD SEA SHIPPING LLC

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        UBC CHARTERING LTD.

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Treasurer